Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$16,000,000	$491.20

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-134553) filed by Lehman Brothers Holdings Inc. and the other Registrants thereto on May 30, 2006, and have been carried forward, of which $491.20 is offset against the registration fee due for this offering and of which $655,435.32 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-134553

PRICING SUPPLEMENT NO. 148
(To Prospectus dated May 30, 2006,
Prospectus Supplement dated May 30, 2006
and Underlying Supplement No. 120 dated January 25, 2007)

U.S.$16,000,000

LEHMAN BROTHERS HOLDINGS INC.

Medium-Term Notes, Series I

FX- and Index-Linked Notes

Due March 30, 2009

Because these notes are part of a series of Lehman Brothers Holdings’ debt securities called Medium-Term Notes, Series I, this Pricing Supplement should also be read with the Underlying Supplement no. 120 dated January 25, 2007 (the “Nikkei Underlying Supplement”), accompanying Prospectus Supplement, dated May 30, 2006 (the “MTN Prospectus Supplement”) and the accompanying Prospectus dated May 30, 2006 (the “Base Prospectus”).  Terms used here have the meanings given to them in the underlying supplement, the MTN prospectus supplement or the base prospectus, unless the context requires otherwise.

General:

•   Senior unsecured obligations of Lehman Brothers Holdings Inc.

•   CUSIP: 52517PU41

•   ISIN: US52517PU410

•   The notes are designed for investors who believe that the Reference Currency will have appreciated relative to the U.S. Dollar and the Reference Index will have appreciated relative to the Initial Index Level on the Valuation Date.

•   Reference Currency: Japanese Yen (JPY)

•   Reference Index: Nikkei 225SM Index (NKY), which is a stock index that is comprised of 225 selected stocks which is currently compiled and calculated by the Index Sponsor. For further information concerning the Reference Index, see the Nikkei underlying supplement and the MTN prospectus supplement.

•   Maturity Date: March 30, 2009

•   Valuation Date: March 24, 2009 or if such day is not a Valuation Business Day, the next succeeding Valuation Business Day; provided that, upon the occurrence of a Disruption Event (as defined in “Description of the Notes” below) with respect to the Reference Currency or the Reference Index, the Valuation Date for the affected Reference Currency or Reference Index may be postponed (as described in “Description of the Notes” below).

•   The notes are 100% principal protected if held to maturity.

•   Denominations: U.S.$1,000 and whole multiples of U.S.$1,000 in excess thereof.

Payments:

•   No interest payments during the term of the notes.

•   The Additional Amount is a single U.S. Dollar amount equal to the principal amount of the notes multiplied by the Basket Value, provided that the minimum Additional Amount payable on the notes shall be zero.

•       Basket Value: The sum of the Weighted Currency Return plus the Weighted Index Return.

•       Reference Exchange Rate: The spot exchange rate for the Reference Currency quoted against the U.S Dollar (USD) expressed as the number of JPY per one USD.

•       Initial Currency Rate: 118.07, the Reference Exchange Rate on March 27, 2007, observed in accordance with the Settlement Rate Option (as defined in “Description of the Notes” below).

•       Final Currency Rate: The Reference Exchange Rate on the Valuation Date, observed in accordance with the Settlement Rate Option (subject to the occurrence of a Disruption Event).

•       Weighted Currency Return: The product of the Currency Weight times the Currency Return.

•       Currency Weight: 50%

•       Currency Return: A quotient, the numerator of which is the difference of the Initial Currency Rate minus the Final Currency Rate and the denominator of which is the Initial Currency Rate.

•       Index Level: The daily closing level of the Reference Index, as determined and published by the Index Sponsor (subject to the occurrence of a Disruption Event).

•       Initial Index Level: 17,365.05, the Index Level on March 27, 2007.

•       Final Index Level: The Index Level on the Valuation Date (subject to the occurrence of a Disruption Event).

•       Index Sponsor: Nikkei Inc. (NKS)

•       Weighted Index Return: The product of the Index Weight times the Index Return.

•       Index Weight: 50%

•       Index Return: A quotient, the numerator of which is the difference of the Final Index Level minus the Initial Index Level and the denominator of which is the Initial Index Level.

Investing in the notes involves risks.  Risk Factors begin on page S-4 of the MTN prospectus supplement and page US-1 of the Nikkei underlying supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Pricing Supplement or any accompanying Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price:	100%	U.S.$16,000,000
Underwriting discount:	0%	U.S.$0
Proceeds to Lehman Brothers Holdings Inc.:	100%	U.S.$16,000,000

The notes are expected to be ready for delivery in book-entry form only through The Depository Trust Company on or about              March 30, 2007.

Lehman Brothers Inc., a wholly owned subsidiary of Lehman Brothers Holdings, makes a market in Lehman Brothers Holdings’ securities.  It may act as principal or agent in, and this pricing supplement may be used in connection with, those transactions.  Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

LEHMAN BROTHERS

March 27, 2007

SUMMARY INFORMATION — Q&A

This summary highlights selected information from this pricing supplement, the MTN prospectus supplement and the base prospectus to help you understand the notes. You should carefully read this pricing supplement, the MTN prospectus supplement and the base prospectus to understand fully the terms of the notes and the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk Factors” section on page S-4 of the MTN prospectus supplement to determine whether an investment in the notes is appropriate for you.

What are the notes?

The notes will be a series of our senior debt that are linked to the performance of the Japanese Yen (JPY) and the Nikkei 225SM Index (NKY).  We refer to JPY as the Reference Currency and the Nikkei 225SM Index as the Reference Index.

The notes will rank equally with all other unsecured debt of Lehman Brothers Holdings, except subordinated debt, and will mature on March 30, 2009 (or if such day is not a New York business day, the next succeeding New York business day).

What payments will I receive on the notes before maturity?

None. Unlike ordinary debt securities, the notes do not pay interest before maturity.

What will I receive if I hold the notes until the stated maturity date?

We have designed this type of note for investors who want to protect their investment by receiving at least the principal amount of their investment at maturity and who also want to participate in a possible increase in the value of the Reference Currency against the U.S. Dollar relative to the Initial Currency Rate and the Reference Index relative to the Initial Index Level. At maturity, you will receive a payment equal to the sum of:

•                  the principal amount of the notes; and

•                  the Additional Amount, if any.

As a result, if you hold the notes until maturity, you will not receive less than the principal amount.

How will the Additional Amount be calculated?

The Additional Amount is a single U.S. Dollar amount equal to the principal amount of the notes multiplied by the Basket Value, provided that the minimum Additional Amount payable on the notes shall be zero.

The Basket Value is the sum of the Weighted Currency Return plus the Weighted Index Return.

The Reference Exchange Rate is the spot exchange rate for the Reference Currency quoted against the U.S. Dollar (USD) expressed as the number of JPY per one USD.

The Initial Currency Rate is 118.07, the Reference Exchange Rate on March 27, 2007, observed in accordance with the Settlement Rate Option (as defined in “Description of the Notes” below).

The Final Currency Rate is the Reference Exchange Rate on the Valuation Date, observed in accordance with the Settlement Rate Option (subject to the occurrence of a Disruption Event).

The Weighted Currency Return is the product of the Currency Weight times the Currency Return.

The Currency Weight is 50%.

The Currency Return is a quotient, the numerator of which is the difference of the Initial Currency Rate minus the Final Currency Rate and the denominator of which is the Initial Currency Rate.

The Reference Index is the Nikkei 225SM Index, which is a stock index that is comprised of 225 selected stocks which is currently compiled and calculated by the Index Sponsor.  For further information concerning the Reference Index, see the Nikkei underlying supplement.

The Index Level is the daily closing level of the Reference Index, as determined and published by the Index Sponsor (subject to the occurrence of a Disruption Event).

The Initial Index Level is 17,365.05, the Index Level on March 27, 2007.

The Final Index Level is the Index Level on the Valuation Date (subject to the occurrence of a Disruption Event).

The Index Sponsor is Nikkei Inc. (NKS).

The Weighted Index Return is the product of the Index Weight times the Index Return.

The Index Weight is 50%.

The Index Return is a quotient, the numerator of which is the difference of the Final Index Level minus the Initial Index Level and the denominator of which is the Initial Index Level.

For further information concerning the calculation of the Additional Amount, see “Description of the Notes” below.  You can review hypothetical Redemption Amount payment examples under “Description of the Notes — Hypothetical Redemption Amount Payment Examples” below.

How will I be able to find the Basket Value at any point in time?

You can obtain the Basket Value at any time by calling your Lehman Brothers sales representative.

You can review the historical performance of the Japanese Yen and the Nikkei 225SM Index, as well as the hypothetical historical Basket Value, under “Description of the Notes—Historical Information” and “Description of the Notes—Hypothetical Historical Basket Value” below.

Are there any risks associated with my investment?

Yes, the notes will be subject to a number of risks. An investment in the notes entails certain risks not associated with an investment in conventional floating rate or fixed rate medium-term notes.  See “Risk Factors” beginning on page S-4 in the MTN prospectus supplement.  For particular risks relating to an investment related to the Reference Currency, see “Risk Factors — Risks Relating to Currency-Indexed Notes” in the MTN prospectus supplement, and for risks related to an investment in the Reference Index, see “Risk Factors”  in the Nikkei underlying supplement.

What about taxes?

We intend to treat the notes as contingent payment debt instruments as described under “Certain United States Federal Income Tax Consequences” below and “Supplemental United States Federal Income Tax Consequences — Contingent Payment Debt Instruments” in the MTN prospectus supplement.

What happens in the event of a Disruption Event?

If a Disruption Event (as defined in “Description of the Notes” below) relating to either or both of the Reference Currency and/or the Reference Index is in effect on the scheduled Valuation Date, the Calculation Agent will calculate the Basket Value using:

•                  if either the Reference Currency or the Reference Index did not suffer a Disruption Event on the scheduled Valuation Date, the Final Currency Rate or Final Index Level, as applicable, on the scheduled Valuation Date, and

•                  if either or both of the Reference Currency and/or the Reference Index did suffer a Disruption Event on the scheduled Valuation Date, the Final Currency Rate and/or the Final Index Level, as the case may be on the immediately succeeding Scheduled Currency Business Day or Scheduled Trading Day (each as defined in “Description of the Notes” below), as applicable, on which no Disruption Event occurs or is continuing with respect to the Reference Currency and/or the Reference Index;

provided however that if a Disruption Event has occurred or is continuing with respect to either or both of the Reference Currency and/or the Reference Index on each of the three Scheduled Currency Business Days or Scheduled Trading Days, as applicable, following the scheduled Valuation Date, then (a) such third Scheduled Currency Business Day or Scheduled Trading Day, as applicable, shall be deemed the Valuation Date for the affected Reference Currency or Reference Index, respectively, and (b) the Calculation Agent will determine, on such day, (i) in the case of the Reference Currency, the Final Currency Rate in accordance with “Fallback Rate Observation Methodology” (as defined under “Description of the Notes — Currency-Indexed Notes” in the MTN prospectus supplement) or (b) in the case of the Reference Index, its good faith estimate of the Final Index Level, based on the last available Index Level and any other information that in good faith it deems relevant.

Who is Lehman Brothers Holdings?

Lehman Brothers Holdings Inc. and its subsidiaries (collectively “Lehman Brothers Holdings”) an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth clients worldwide. Lehman Brothers Holdings’ worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. See “Prospectus Summary — Lehman Brothers Holdings Inc.” and “Where You Can Find More Information” on pages 1 and 58, respectively, of the base prospectus.

You may request a copy of any document Lehman Brothers Holdings files with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning Lehman Brothers Holdings at the address set forth under the caption “Where You Can Find More Information” in the base prospectus.

What is the role of Lehman Brothers Inc.?

Lehman Brothers Inc., one of our subsidiaries, will be the agent and the calculation agent for purposes of determining whether the Additional Amount is payable on the Maturity Date as well as determining whether a Disruption Event has occurred.  Potential conflicts of interest may exist between Lehman Brothers Inc. and you as a beneficial owner of the notes. See “Risk Factors — An affiliate of ours may act as calculation agent on the notes, creating a potential conflict of interest between you and us” in the MTN prospectus supplement and “Description of the Notes” below.

Can you tell me more about the effect of hedging activity by Lehman Brothers Holdings?

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the Reference Currency or Reference Index or in other instruments, such as options, swaps or futures, based on the Reference Currency or Reference Index. This hedging activity could adversely affect the price at which your notes will trade in the secondary market. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

In what form will the notes be issued?

The notes of each series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. Except in very limited circumstances you will not receive a certificate for your notes.

Will the notes be listed on a stock exchange?

No, the notes will not be listed on a stock exchange.

After the initial offering of the notes, Lehman Brothers Inc. intends to make a market in the notes and may stabilize or maintain the market price of the notes during the initial distribution of the notes.  However, Lehman Brothers Inc. will not be obligated to engage in any of these market activities or to continue them once they are begun. No assurance can be given as to the liquidity of the trading market for the notes.

DESCRIPTION OF THE NOTES

The U.S.$16,000,000 aggregate principal amount of FX- and Index-Linked Notes Due March 30, 2009 offered hereby are Medium-Term Notes, Series I, of Lehman Brothers Holdings Inc.  The CUSIP number for the notes is 52517PU41 and the ISIN number is US52517PU410. The notes will be issued in book-entry form only, and will be eligible for transfer through the facilities of DTC or any successor depository. See “Book-Entry Procedures and Settlement” in the base prospectus.

The notes will be issued in minimum denominations of U.S.$1,000 and in integral multiples of U.S.$1,000 in excess thereof, and will have a stated “Maturity Date” of March 30, 2009 or if such day is not a New York business day, the next succeeding New York business day.

The notes are offered as foreign exchange- and index-linked notes with portions of the amount payable at the Maturity Date indexed to the spot exchange rate of the Japanese Yen (JPY) (the “Reference Currency”) and the Nikkei 225SM Index (the “Reference Index”).

If held to the Maturity Date, holders of the notes will receive on the Maturity Date a single payment in U.S. Dollars in an amount equal to the Redemption Amount as described below.  No interest will accrue during the term of the notes and no interest will be payable on the Maturity Date except in the event that the Redemption Amount is not paid when due, as described below.

The “Redemption Amount” for each note will be an amount equal to the sum of the principal amount of each note plus the Additional Amount, if any.  The Additional Amount is linked to the Basket Value, which in turn is based on the spot exchange rate of the Reference Currency against the U.S. Dollar relative to the Initial Currency Rate and the Index Level relative to the Initial Index Level.  Holders of the notes will receive on the Maturity Date an amount equal to not less than the principal amount of each note, notwithstanding a depreciation of the Reference Currency as compared to the U.S. Dollar and/or the Reference Index as compared to the Initial Index Level.

The “Additional Amount” is a single U.S. Dollar amount equal to the principal amount of the notes multiplied by the Basket Value, provided that the minimum Additional Amount payable on the notes shall be zero.

The “Basket Value” is the sum of the Weighted Currency Return plus the Weighted Index Return.

The “Reference Exchange Rate” is the spot exchange rate for the Reference Currency quoted against the U.S. Dollar (USD) expressed as the number of JPY per one USD.

The “Initial Currency Rate” is 118.07, the Reference Exchange Rate on the Trade Date, observed in accordance with the Settlement Rate Option.

The “Final Currency Rate” is the Reference Exchange Rate on the Valuation Date, observed in accordance with the Settlement Rate Option (subject to the occurrence of a Disruption Event).

The “Weighted Currency Return” is the product of the Currency Weight times the Currency Return.

The “Currency Weight” is 50%.

The “Currency Return” is a quotient, the numerator of which is the difference of the Initial Currency Rate minus the Final Currency Rate and the denominator of which is the Initial Currency Rate.

The “Reference Index” is the Nikkei 225SM Index, which is a stock index that is comprised of 225 selected stocks which is currently compiled and calculated by the Index Sponsor.  For further information concerning the Reference Index, see the Nikkei Underlying Supplement and the MTN prospectus supplement.

The “Index Level” is the daily closing level of the Reference Index, as determined and published by the Index Sponsor (subject to the occurrence of a Disruption Event).

The “Initial Index Level” is 17,365.05, the Index Level on March 27, 2007.

The “Final Index Level” is the Index Level on the Valuation Date (subject to the occurrence of a Disruption Event).

The “Index Sponsor” is Nikkei Inc. (NKS).

The “Weighted Index Return” is the product of the Index Weight times the Index Return.

The “Index Weight” is 50%.

The “Index Return” is a quotient, the numerator of which is the difference of the Final Index Level minus the Initial Index Level and the denominator of which is the Initial Index Level.

The “Trade Date” is the date hereof.

A “Currency Business Day” is, for the Reference Currency, any day that is not a Saturday, a Sunday or a day on which banking institutions generally are authorized or obligated by law or executive order to be closed (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in New York City.

A “Scheduled Trading Day” is, for the Reference Index, any day on which the Nikkei 225 SM Index (or any successor index) is published by Nikkei Inc. (or the publisher of such successor index) or otherwise determined by the Calculation Agent.

A “Valuation Business Day” is any day that is both (a) a Currency Business Day for the Reference Currency and (b) a Scheduled Trading Day for the Reference Index.

The “Settlement Rate Option” is the Japanese Yen/U.S. Dollar official fixing rate, expressed as the amount of Japanese Yen per one U.S. Dollar, for settlement in two Business Days reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED to the right of the caption “JPY” at approximately 10.00 a.m. New York time.

For further information concerning the Settlement Rate Option and Valuation Business Day, see “Description of the Notes—Currency-Indexed Notes” in, and Appendix A to, the MTN prospectus supplement.

If a Disruption Event relating to either or both of the Reference Currency and/or the Reference Index is in effect on the scheduled Valuation Date, the Calculation Agent will calculate the Basket Value using:

•                  if either the Reference Currency or the Reference Index did not suffer a Disruption Event on the scheduled Valuation Date, the Final Currency Rate or Final Index Level, as applicable, on the scheduled Valuation Date, and

•                  if either or both of the Reference Currency and/or the Reference Index did suffer a Disruption Event on the scheduled Valuation Date, the Final Currency Rate and/or the Final Index Level, as the case may be on the immediately succeeding Scheduled Currency Business Day or Scheduled Trading Day, as applicable, on which no Disruption Event occurs or is continuing with respect to the Reference Currency and/or the Reference Index;

provided however that if a Disruption Event has occurred or is continuing with respect to either or both of the Reference Currency and/or the Reference Index on each of the three Scheduled Currency Business Days or Scheduled Trading Days, as applicable, following the scheduled Valuation Date, then (a) such third Scheduled Currency Business Day or Scheduled Trading Day, as applicable, shall be deemed the Valuation Date for the affected Reference Currency or Reference Index, respectively, and (b) the Calculation Agent will determine, on such day, (i) in the case of the Reference Currency, the Final Currency Rate in accordance with “Fallback Rate Observation Methodology” (as defined under “Description of the Notes — Currency-Indexed Notes” in the MTN prospectus supplement) or (b) in the case of the Reference Index, its good faith estimate of the Final Index Level, based on the last available Index Level and any other information that in good faith it deems relevant.

A “Disruption Event” means, for the Reference Currency, a Currency Disruption Event and, for the Reference Index, an Index Disruption Event.

A “Currency Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)      the occurrence and/or existence of an event on any day that has the effect of preventing or making impossible (x) the conversion of JPY into USD through customary legal channels; or (y) the delivery of USD from accounts inside Japan to accounts outside Japan;

(B)        the occurrence of any event causing the Reference Exchange Rate to be split into dual or multiple currency exchange rates; or

(C)        the Final Currency Rate being unavailable, or the occurrence of an event (i) in Japan that materially disrupts the market for JPY or (ii)  that generally makes it impossible to obtain the Final Currency Rate, on the scheduled Valuation Date.

For purposes of the above, “Scheduled Currency Business Day” means a day that is or, in the judgment of the Calculation Agent, should have been, a Currency Business Day.

An “Index Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)      a suspension, absence or material limitation imposed on trading of stocks then constituting 20% or more of the Reference Index or any successor index, on the relevant exchanges for such securities at any time during the one-hour period preceding the close of the principal trading session on such relevant exchange;

(B)        a material suspension, absence or material limitation imposed on, trading on any major securities exchange for trading in futures or options contracts or exchange traded funds relating to the Reference Index or any successor index at any time during the one-hour period preceding the close of, the principal trading session on such exchange;

(C)        a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Reference Index (or the relevant successor index) at any time during the one hour period preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(D)       a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether an Index Disruption Event exists at any time, if trading in a security included in the Reference Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Reference Index shall be based on a comparison of:

(1)          the portion of the level of the Reference Index attributable to that security relative to

(2)          the overall level of the Reference Index,

in each case immediately before that suspension or limitation.

For purposes of determining whether an Index Disruption Event has occurred:

(w)                   a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

(x)                       limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(y)                     a suspension of trading in futures or options contracts on the Reference Index by the primary securities market trading in such contracts by reason of:

•                  a price change exceeding limits set by such exchange or market,

•                  an imbalance of orders relating to such contracts, or

•                  a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Index; and

(z)                       a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the Reference Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

For purposes of the above, “relevant exchange” means the primary exchange or market of trading for any security (or any combination thereof) then included in the Reference Index or any successor index.

For provisions governing modifications to the Reference Index or the Index Level in the event the Reference Index is discontinued or the method of its calculation is modified, see “The Nikkei 225SM Index — Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation” in the Nikkei underlying supplement.

The notes are not subject to redemption at our option or to repayment at the option of the Holders of the notes prior to the Maturity Date.

In case an event of default (as described in the base prospectus) with respect to any note shall have occurred and be continuing, the amount that may be declared due and payable upon any acceleration of the notes will be determined by the Calculation Agent for the period from and including the Trade Date to but excluding the date of early repayment and will equal, for each note, the Redemption Amount, calculated as though the date of early repayment were the Maturity Date. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claim of the beneficial owner of a note for the period from and including the Trade Date to but excluding the date of early repayment will be capped at the Redemption Amount, calculated as though the date of the commencement of the proceeding were the Maturity Date.

Any overdue payment in respect of any note will bear interest until the date upon which all sums due in respect of such note are received by or on behalf of the relevant Holder, at the rate per annum that is the rate for deposits in U.S. Dollars for a period of six months that appears on the Reuters Screen LIBOR page as of 11:00 a.m. (London time) on the first London business day following such failure to pay. Such rate will be determined by the Calculation Agent.  If interest in respect of overdue amounts is calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and, in the case of an incomplete month, the number of days elapsed.

The “Calculation Agent” means Lehman Brothers Inc.

Historical Information

The following charts show historical data for the Reference Currency and the Reference Index at and for the periods specified below using historical data obtained from Reuters; neither we nor Lehman Brothers Inc. make any representation or warranty as to the accuracy or completeness of this data.  The historical data on the Reference Currency and the Reference Index is not necessarily indicative of the future performance of the Reference Exchange Rate, the Reference Index Level, the Basket Value or what the value of the notes may be.  Fluctuations in the Reference Exchange Rate and in the Reference Index Level make it difficult to predict whether the Additional Amount will be payable at maturity, or what that Additional Amount, if any, may be.  Historical fluctuations in the Reference Exchange Rate and in the Reference Index Level may be greater or lesser than those experienced by the holders of the notes.

Historical Information on the Reference Currency

The following chart shows the spot exchange rate for the Reference Currency at the end of each week in the period from the week ending March 21, 2004 through the week ending March 25, 2007.  The spot exchange rate is expressed as the amount of U.S. dollars per Reference Currency to show the appreciation or depreciation, as the case may be, of the Reference Currency against the USD.  The Reference Exchange Rate used to calculate the Basket Value, however, is expressed as the amount of Reference Currency per U.S. Dollar, which is the inverse of the spot exchange rate presented in the following chart.

Historical Information on the Reference Index

The following chart show the closing Reference Index Level at the end of each week in the period from the week ending March 21, 2004 through the week ending March 25, 2007.  For further information concerning the Reference Index, see “The Nikkei 225SM Index” in the Nikkei underlying supplement.

Hypothetical Historical Basket Value

The following chart shows the hypothetical Basket Value based on the hypothetical composite basket performance of the Reference Currency and the Reference Index using weekly data for the Reference Currency and Reference Index obtained from Reuters; neither we nor Lehman Brothers Inc. make any representation or warranty as to the accuracy or completeness of this data.  The Basket Value was indexed to a level of 0.0 on the Trade Date based upon the Initial Currency Rate and Initial Index Level determined on the Trade Date.  The composite value of the Reference Currency and Reference Index on any prior day was obtained by using the calculation of the Basket Value described above.  With respect to the Reference Currency, spot exchange rates used in this determination are expressed as the number of units of Reference Currency per U.S. Dollar.

Hypothetical Redemption Amount Payment Examples

The following payment examples for this note show scenarios for the Redemption Amount payable at maturity of the notes, including scenarios under which an Additional Amount will or will not be payable, based on the Initial Currency Rate of 118.07 and the Initial Index Level of 17,365.05 (each of which was determined on the Trade Date) and hypothetical values for the Final Currency Rate and Final Index Level (each of which will be determined on the Valuation Date).  The Final Currency Rate values for the Reference Currency and the Final Index Level values for the Reference Index have been chosen arbitrarily for the purpose of these examples, are not associated with Lehman Brothers Research forecasts for either the Reference Exchange Rate or the Index Level, respectively, and should not be taken as indicative of the future performance of the Reference Exchange Rate or Index Level, respectively.  See “Description of the Notes.”

Example 1: The Reference Currency appreciates relative to the Initial Currency Rate while the Reference Index appreciates relative to the Initial Index Level, resulting in a Basket Value of 33.19%, which is greater than 0, and therefore an Additional Amount of 33.19% (equal to the Basket Value), and a Redemption Amount of 133.19%, times the principal amount of the notes.

Reference Currency (JPY)		Reference Index (Nikkei 225SM Index)
Initial Currency Rate	118.07	Initial Index Level	17365.05
Final Currency Rate	95.00	Final Index Level	25500.00
Currency Return	19.54%	Index Return	46.85%
Currency Weight	50.00%	Index Weight	50.00%
Weighted Currency Return	9.77%	Weighted Index Return	23.42%

Redemption Amount
Basket Value = (Weighted Currency Return + Weighted Index Return) =			33.19%
Additional Amount = Basket Value subject to a Minimum Additional
Amount of 0%=			33.19%
Redemption Amount =			133.19%

Example 2:  The Reference Currency depreciates relative to the Initial Currency Rate while the Reference Index depreciates relative to the Initial Index Level, resulting in a Basket Value of -10.03%, which is less than 0, and therefore an Additional Amount of 0.00% and a Redemption Amount of 100.00% times the principal amount of the notes (the repayment of principal invested, with no additional return).

Reference Currency (JPY)		Reference Index (Nikkei 225SM Index)
Initial Currency Rate	118.07	Initial Index Level	17365.05
Final Currency Rate	125.00	Final Index Level	14900.00
Currency Return	-5.87%	Index Return	-14.20%
Currency Weight	50.00%	Index Weight	50.00%
Weighted Currency Return	-2.93%	Weighted Index Return	-7.10%

Redemption Amount
Basket Value = (Weighted Currency Return + Weighted Index Return) =			-10.03%
Additional Amount = Basket Value subject to a Minimum Additional
Amount of 0%=			0.00%
Redemption Amount =			100.00%

Example 3:  The Reference Currency appreciates relative to the Initial Currency Rate while the Reference Index depreciates relative to the Initial Index Level, resulting in a Basket Value of 6.03%, which is greater than 0, and therefore an Additional Amount of 6.03% (equal to the Basket Value), and a Redemption Amount of 106.03%, times the principal amount of the notes.

Reference Currency (JPY)		Reference Index (Nikkei 225SM Index)
Initial Currency Rate	118.07	Initial Index Level	17365.05
Final Currency Rate	101.00	Final Index Level	16950.00
Currency Return	14.46%	Index Return	-2.39%
Currency Weight	50.00%	Index Weight	50.00%
Weighted Currency Return	7.23%	Weighted Index Return	-1.20%

Redemption Amount
Basket Value = (Weighted Currency Return + Weighted Index Return) =			6.03%
Additional Amount = Basket Value subject to a Minimum Additional
Amount of 0%=			6.03%
Redemption Amount =			106.03%

Example 4:  The Reference Currency depreciates relative to the Initial Currency Rate while the Reference Index appreciates relative to the Initial Index Level, resulting in a Basket Value of -2.82%, which is less than 0, and therefore an Additional Amount of 0.00% and a Redemption Amount of 100.00% times the principal amount of the notes (the repayment of principal invested, with no additional return).

Reference Currency (JPY)		Reference Index (Nikkei 225SM Index)
Initial Currency Rate	118.07	Initial Index Level	17365.05
Final Currency Rate	127.00	Final Index Level	17700.00
Currency Return	-7.56%	Index Return	1.93%
Currency Weight	50.00%	Index Weight	50.00%
Weighted Currency Return	-3.78%	Weighted Index Return	0.96%

Redemption Amount
Basket Value = (Weighted Currency Return + Weighted Index Return) =			-2.82%
Additional Amount = Basket Value subject to a Minimum Additional
Amount of 0%=			0.00%
Redemption Amount =			100.00%

Example 5:  The Reference Currency depreciates relative to the Initial Currency Rate while the Reference Index appreciates relative to the Initial Index Level, resulting in a Basket Value of 14.56%, which is greater than 0, and therefore an Additional Amount of 14.56% (equal to the Basket Value), and a Redemption Amount of 114.56%, times the principal amount of the notes

Reference Currency (JPY)		Reference Index (Nikkei 225SM Index)
Initial Currency Rate	118.07	Initial Index Level	17365.05
Final Currency Rate	122.00	Final Index Level	23000.00
Currency Return	-3.33%	Index Return	32.45%
Currency Weight	50.00%	Index Weight	50.00%
Weighted Currency Return	-1.66%	Weighted Index Return	16.22%

Redemption Amount
Basket Value = (Weighted Currency Return + Weighted Index Return) =			14.56%
Additional Amount = Basket Value subject to a Minimum Additional
Amount of 0%=			14.56%
Redemption Amount =			114.56%

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

We intend to treat the notes as contingent payment debt instruments, as described under “Supplemental United States Federal Income Tax Consequences — Contingent Payment Debt Instruments” in the MTN prospectus supplement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Lehman Brothers Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the notes, if any are taken.

The Agent proposes to offer the notes initially at a public offering price equal to the public offering price set forth on the cover of the pricing supplement and to certain dealers at a discount to such price. After the initial public offering, the public offering price and the selling terms may from time to time be varied by the Agent.

If the notes are sold in a market-making transaction after their initial sale, information about the purchase price and the date of the sale will be provided in a separate confirmation of sale.

U.S.$16,000,000

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

FX- AND INDEX-LINKED NOTES
DUE MARCH 30, 2009

Pricing Supplement
March 27, 2007
(Including Prospectus Supplement
Dated May 30, 2006 and
Prospectus
Dated May 30, 2006)

LEHMAN BROTHERS